SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                    POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                              FORM SB-2


                        REGISTRATION STATEMENT
                              UNDER THE
                        SECURITIES ACT OF 1933


                    NEW ENGLAND ACQUISITIONS, INC.
            (Name of small business Issuer in its charter)


    Florida                6799                     65-1102237

(State or other    (Primary Standard Industrial   (I.R.S. Employer
jurisdiction of    Classification Code Number)    Identification No.)
incorporation or
organization)

                             5 Ridge Road
                          Cos Cob, CT 06807
                             203-622-1848



(Address and Telephone Number of Principal Executive Offices and
                     Principal Place of Business)


                              Gary Cella
                             5 Ridge Road
                          Cos Cob, CT 06807
                             203-622-1848
      (Name, Address and Telephone Number of Agent for Service)


                              Copies to:
                      Jonathan B. Reisman, Esq.
                      Reisman & Associates, P.A.
                       5100 Town Center Circle
                      Boca Raton, Florida 33486

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )


                              PROSPECTUS
                    NEW ENGLAND ACQUISITIONS, INC.

                    15,000 shares of Common Stock
                           $2.00 per share

                            Per                  Total
                           Share

                                       Minimum             Maximum

Initial Offering Price     $2.00       $15,000             $30,000
to Public

Commissions                 -0-          -0-                 -0-

Proceeds to New            $2.00       $15,000             $30,000
England Acquisitions


There has never been a public market for our common stock and we have arbitrarily determined the offering price.

We are a blank check company because we are a development stage company whose business plan is to engage in a merger or acquisition with an unidentified entity or person. Consequently, this offering is subject to the provisions of Rule 419 under the Securities Act of 1933.


We are offering the shares on a best efforts basis through our President who will not be compensated for offering the shares. Unless we receive paid subscriptions for at least 7,500 shares by December 31, 2001, no shares will be sold and all proceeds will be returned to subscribers, without interest. If we sell at least 7,500 shares by that date, we may extend our offering until the earlier of June 30, 2002 or the time that all 15,000 shares are sold. We will promptly deposit in an escrow\ account the proceeds we receive and any shares issued in connection with the offering.


In addition to the 15,000 shares that we are offering, we are registering 200,000 shares of our common stock, all of which may be offered and sold from time to time by selling stockholders. We will not receive proceeds from the shares sold by the selling stockholders. The selling stockholders may sell their shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution, at an initial public offering price of $2.00 per share. The selling stockholders intend to begin their offering shortly after funds are released to us from the escrow account and to end their offering within six months after it begins.

AN INVESTMENT IN THE SHARES INVOLVES SUBSTANTIAL RISKS AND IS HIGHLY SPECULATIVE. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS
PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is            , 2001
     IN MAKING A DECISION WHETHER TO BUY OUR COMMON STOCK, YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT OR OTHER INFORMATION. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.
                            PROSPECTUS SUMMARY

     You should read the entire prospectus carefully before making an investment decision. In this prospectus, references to "we," "us" and "our" refer to New England Acquisitions, Inc.

     OUR PROPOSED BUSINESS

            We intend to acquire a business which we have not yet identified. We cannot assure you that we will be successful in making any acquisition.

     CORPORATE INFORMATION

            We are a Florida corporation formed on April 18, 2001. Our executive offices are located at 5 Ridge Road, Cos Cob, CT 06807 and our telephone number is 203-622-1848.

     OUR OFFERING

     Common stock offered by us           15,000 shares.   The
                                          minimum purchase is
                                          100 shares.

     Public offering price of shares      $2.00 per share.
       being offered by us


   Offering Period                      Unless we receive
                                          paid subscriptions
                                          for at least 7,500
                                          shares by December
                                          31, 2001, no shares
                                          will be sold and all
                                          proceeds will be
                                          returned to
                                          subscribers, without
                                          interest. If we sell
                                          at least 7,500
                                          shares by that date,
                                          we may extend our
                                          offering until the
                                          earlier of June 30,
                                          2002 or the time
                                          that all 15,000
                                          shares are sold.


     Common stock to be
       outstanding after the
       offering                           3,007,500 shares if 7,500
                                          shares are sold or
                                          3,015,000 shares if 15,000
                                          shares are sold.

     Use of proceeds                      We intend to use the
                                          net proceeds
                                          primarily for the
                                          acquisition of a
                                          business and payment
                                          of offering expenses.

     Escrow Agent                         Patriot National Bank

     We initially intend to offer our shares in the state of New York although we may expand our offering to other states.


   REQUIREMENTS OF RULE 419             All shares issued in
                                          connection with this
                                          offering and the
                                          gross proceeds from
                                          the offering will be
                                          deposited promptly
                                          into an escrow
                                          account. If  we
                                          receive paid
                                          subscriptions for at
                                          least 7,500 shares
                                          by December 31,
                                          2001, 10% of the
                                          funds deposited in
                                          the escrow account
                                          will be released to
                                          us.  The deposited
                                          proceeds and any
                                          interest or
                                          dividends will be
                                          held for the sole
                                          benefit of the
                                          purchasers of the
                                          shares.  When we
                                          sign an acquisition
                                          agreement for which
                                          the fair value of
                                          the business(es) or
                                          net assets to be
                                          acquired represents
                                          at least 80 percent
                                          of the maximum
                                          offering proceeds,
                                          we will file an
                                          amendment to our
                                          registration
                                          statement with the
                                          SEC.  Within five
                                          business days after
                                          the effective date
                                          of the amendment(s)
                                          to our registration
                                          statement, we will
                                          send to each
                                          purchaser of our
                                          securities held in
                                          the escrow account a
                                          copy of the
                                          prospectus.  Each
                                          purchaser will have
                                          no fewer than 20
                                          business days and no
                                          more than 45
                                          business days from
                                          the effective date
                                          of the amendment to
                                          notify us in writing
                                          that the purchaser
                                          elects to remain an
                                          investor. The
                                          acquisition will be
                                          consummated if a
                                          sufficient number of
                                          purchasers confirm
                                          their investments.
                                          Funds held in the
                                          escrow account may
                                          be released to us
                                          and securities may
                                          be delivered to the
                                          purchasers or other
                                          registered holders
                                          identified on the
                                          deposited securities
                                          only at the same
                                          time as or after the
                                          requirements with
                                          respect to the terms
                                          of the offering and
                                          filing with the SEC
                                          when we sign an
                                          agreement have been
                                          met; and
                                          consummation of the
                                          acquisition.  If the
                                          requisite
                                          acquisition has not
                                          occurred within 18
                                          months after the
                                          date of this
                                          prospectus, funds
                                          held in the escrow
                                          account will be
                                          returned to the
                                          purchasers.



     THE SELLING STOCKHOLDERS' OFFERING

     Common Stock to be offered           200,000 shares.
       by the selling stockholders

     Commencement of selling
      stockholders' offering              Shortly after funds
                                          are released to us
                                          from the escrow
                                          account.

     We do not believe that Rule 419 applies to the selling stockholders' offering

     SUMMARY FINANCIAL INFORMATION


     The following table is a summary of our balance sheet and should be read in conjunction with Management's Plan of Operation, the financial statements and the notes to the financial statements which are contained elsewhere in this prospectus.



                                   BALANCE SHEETS

                                   April 30, 2001        August 31, 2001
                                                           (Unaudited)

            TOTAL ASSETS                $200                  $4,685

        STOCKHOLDERS' EQUITY            $200                   $200


                          RISK FACTORS

     An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In such case, you might lose all or part of your investment.

     RISKS RELATED TO OUR PROPOSED BUSINESS

     BECAUSE WE HAVE NO OPERATING HISTORY AND NEITHER OF OUR OFFICERS HAS HAD ANY PRIOR EXPERIENCE IN THE MANAGEMENT OF OR A RELATIONSHIP WITH A BLANK CHECK COMPANY, THERE IS NO BASIS ON WHICH YOU CAN EVALUATE OUR PROPOSED BUSINESS AND PROSPECTS. We were incorporated in April 2001 and have never had any operations. We are the first blank check company in which either of our officers has ever been involved.

     IF WE DO NOT MAKE AN ACQUISITION MEETING THE CRITERIA DESCRIBED LATER IN THIS PROSPECTUS WITHIN 18 MONTHS AFTER THE DATE OF THIS PROSPECTUS, YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT. We have not entered into any negotiations regarding an acquisition. Because of the applicable requirements of the SEC, we will be required to have audited financial statements of any business we acquire before we consummate the acquisition. We may not be able to find any suitable candidate with audited
     financial statements.   Even if we do find a suitable
     acquisition candidate, if a sufficient number of our investors do not reconfirm their investment, we will be unable to make the acquisition. We have not yet determined the number of investors sufficient to reconfirm their investment.

     BECAUSE OF THE LIMITED CAPITAL AVAILABLE TO US FOR THE FORESEEABLE FUTURE, WE MAY NOT HAVE SUFFICIENT CAPITAL TO MAKE AN ACQUISITION OR REMAIN IN EXISTENCE, IN EITHER OF WHICH CASES, YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT.. We will incur legal and accounting expenses to comply with our reporting obligations to the SEC as well as in connection with any acquisition that we may make and we will be obligated to pay our operating expenses as they arise. If we fail to pay the required annual fees to the state of Florida, we will be dissolved and cease to exist. Furthermore, if our liabilities exceed our assets, we may find it difficult or impossible to find a suitable candidate that would be willing to be acquired by us.

     BECAUSE WE HAVE ONLY LIMITED FUNDS AND PART-TIME MANAGEMENT, ANY ACQUISITION WE MAKE WILL LIKELY BE MADE WITHOUT THE BENEFIT OF DETAILED FEASIBILITY STUDIES, INDEPENDENT ANALYSIS OR MARKET SURVEYS AND, THEREFORE, MAY NOT BE BENEFICIAL TO US. Feasability studies are widely used to give a fuller and more useful view of a target company. If we do not have a feasability study, we may not be aware of many very important facts and circumstances concerning an entity that we may acquire.

     BECAUSE ONLY 10% OF THE PROCEEDS OF THE OFFERING WILL BE AVAILABLE TO US TO FULFIL OUR CAPITAL NEEDS, IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL IN A SHORT PERIOD, WE MAY NOT BE ABLE TO REMAIN IN BUSINESS IN WHICH CASE YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT.. We anticipate that our the net proceeds from this offering will be sufficient to meet our anticipated capital requirements for less than six months. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced; stockholders may experience additional dilution; and those securities may have rights, preferences or privileges senior to those of the rights of the holders of our common stock. We cannot assure you that additional financing will be available on terms favorable to us, if at all.

     BECAUSE OUR OFFICERS AND DIRECTORS MAY, IN THE FUTURE, HOLD SIMILAR POSITIONS IN OTHER BLANK CHECK COMPANIES, CONFLICTS OF INTEREST THAT MAY ARISE MAY NOT BE RESOLVED IN OUR FAVOR. Conflicts may arise in such important matters as selecting an entity to acquire and allocation of expenses.

     ALTHOUGH OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT WE WILL CONTINUE AS A GOING CONCERN, WE ARE NOT NOW A GOING CONCERN AND IF WE FAIL TO BECOME A GOING CONCERN, YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT.
     The report of our independent auditor refers to the uncertainty of our becoming a going concern.

     RISKS RELATED TO THIS OFFERING

     IF THE SHARES ARE RELEASED TO YOU FROM THE ESCROW ACCOUNT AND A VIABLE PUBLIC MARKET FOR THEM DOES NOT DEVELOP, YOU WILL NOT BE ABLE TO EASILY SELL YOUR SHARES, IF AT ALL. There has not been and may never be a public market for our shares and we cannot assure you that a public market will ever develop. We cannot predict the extent, if any, to which investor interest in our company will lead to the development of a viable trading market in our shares.

     THE LARGE NUMBER OF SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING CAN BE EXPECTED TO ADVERSELY AFFECT THE PRICES THAT WILL PREVAIL IN THE TRADING MARKET, IF ONE DEVELOPS. We have registered 200,000 shares for resale by our management and we have verbally agreed to register all of their other shares upon their request after funds are released to us from the escrow account. Sales of significant amounts of our shares in the public market or the perception that such sales will occur, can materially adversely affect the market price of the shares or our ability to raise capital through future offerings of equity securities.

     THE SHARES SOLD IN THE OFFERING WILL BE HELD IN AN ESCROW ACCOUNT AND YOU WILL NOT BE ABLE TO SELL THEM UNTIL THEY ARE RELEASED. During the time that the shares purchased in this offering are held in the escrow account, none of them may be transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or Title 1 of the Employee Retirement Income Security Act or applicable rules. The shares may be held as long as 18 months from the date of this prospectus.


                       FORWARD-LOOKING STATEMENTS

     Many statements made or incorporated by reference in this prospectus are "forward-looking statements." These forward-looking statements include statements about:

            *       our ability to make an acquisition
            *       our capital needs
            * the competitiveness of the business in our industry
            *       our strategies
            * other statements that are not historical facts

     When used in this prospectus, the words "anticipate," "believe," "expect," "estimate," "intend" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including:

            * changes in general economic and business conditions
            *       actions of our competitors
            *       the time and expense involved in
                    development activities
            *       changes in our business strategies
            *       other factors discussed in the "Risk
                    Factors" section and elsewhere in this
                    prospectus.

     The forward-looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward-looking statements in this prospectus are no longer accurate whether as a result of new information, what actually happens in the future or for any other reason.

                        USE OF PROCEEDS     The proceeds we
     will receive from the sale of 7,500 shares will be $15,000 or $30,000 if 15,000 shares are sold. We are required to maintain 90% of the proceeds into an escrow account. The provisions of the account are summarized later in this prospectus.

     We intend to use the net proceeds in the order of priority shown in the following table:

                                                               AMOUNT IF 7,500        AMOUNT IF
                                                               SHARES ARE SOLD         15,000
                                                                                       SHARES
                                                                                      ARE SOLD

     Gross proceeds                                                 $15,000             $30,000

     Estimated offering expenses to be borne by our                  14,200             $14,200
     officers and directors until the time, if any,
     that we make an acquisition

     Amount to be deposited in escrow                               $13,500             $27,000

     Estimated net proceeds available to us until the                $1,500              $3,000
     time, if any, that we make an acquisition in
     compliance with Rule 419.

     General and administrative expenses, including                  $1,000              $1,000
     legal and accounting fees and administrative
     support expenses incurred in connection with our
     reporting obligations with the SEC until the time,
     if any, that we make an acquisition

     Business, legal and accounting due diligence                     $500               $3,000
     expenses incurred in connection with evaluation of
     prospective acquisitions

     Reimbursement of our officers and directors for                $13,200             $14,200
     offering expenses borne by them if funds are
     released from escrow to us

     Funds available to entity we acquire if we make an               $300              $11,800
     acquisition and funds are released from escrow to us


     Our officers and directors have verbally agreed to bear the expenses of the offering until the time, if any, that funds are released to us from the escrow account. Our legal fees in connection with this offering are $10,000. We cannot now estimate our future legal fees.
     Pending use, we intend to invest the funds held in the escrow account in one or more of the following:

            *       an obligation that constitutes a
                    "deposit," as that term is defined in
                    section 3(l) of the Federal Deposit
                    Insurance Act;
            * securities of any qualifying money market mutual fund; or
            * securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States provided the securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                        DIVIDEND POLICY  We have never declared
     or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors. In addition, we may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.

                            DILUTION     The following table
     sets forth certain information relating to the immediate and substantial dilution in our net tangible book value to be absorbed by purchasers of the shares being offered by us after giving effect to a stock split that occurred in August 2001.

                                                                    AMOUNT IF        AMOUNT IF
                                                                    7,500            15,000
                                                                   SHARES ARE SOLD  SHARES ARE
                                                                                     SOLD


     Net tangible book value per share on August 31, 2001           $.00007          $.00007



     Net tangible book value per share on August 31, 2001 if        $.00505          $.01002
     the shares were sold on that date


     Amount of increase in net tangible book value per share        $800             $15,800
     attributable to cash payments made by purchasers of the
     shares being offered

     Amount of the immediate dilution from the public               $1.99495         $1.98998
     offering price which will be absorbed by purchasers

     Cash contribution of purchasers                                $15,000          $30,000

     Cash contribution of officers, directors, founders and         $200             $200
     affiliates

     Price per share paid by officers, directors, founders          $.00007          $.00007
     and affiliates

     Price per share to be paid by purchasers of shares in          $2.00            $2.00
     this offering

     The immediate and substantial dilution could adversely affect the value of the shares.

                 MANAGEMENT'S PLAN OF OPERATION

     The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

     We have not had any revenues since inception. Our sole objective is to acquire an operating business.

     Our ability to continue as a going concern is dependent upon the completion of this offering. In view of the limited amount of funds available to us at least until an acquisition is consummated, we may exhaust our limited financial resources before locating an acquisition candidate.

     All of our working capital needs subsequent to this offering will be attributable to the identification, evaluation and selection of a suitable acquisition candidate and the structuring, negotiation and consummation of an acquisition. Operations related to these activities may be hampered by our limited resources.

     We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of our employees.

                            PROPOSED BUSINESS

     BACKGROUND

     We are in the early developmental stage of our proposed business. Our only activities have consisted of developing our business plan and raising our initial capital. We are a blank check company whose purpose is to locate and acquire a business. We have not identified any potential acquisition candidates nor have we entered into any related negotiations. We believe that certain businesses may become available to us because we will file periodic and other reports with the SEC and have sold common stock registered under the Securities Act of 1933.

     PROPOSED ACQUISITION

     We intend to contact broker-dealers and other persons who are involved in corporate finance matters to advise them of our existence and to determine if they are aware of any businesses which may be acquired by us. We cannot assure you that we will be successful in finding or acquiring a desirable business, or that any acquisition that occurs will be on terms that are not unfavorable to us.

     Our search will focus on small businesses. We anticipate that a business, if any, that we may be able to acquire will have one or more of the following characteristics:

            *       recently organized with little or no
                    operating history;
            *       history of losses attributable to
                    under-capitalization or other factors;
            *       financial or operating difficulties;
            * in need of funds to develop a new product or service or to expand into a new market; or
            *       relying upon an untested product or
                    marketing concept.

     Our primary objective is to seek long-term growth through an acquisition of a business rather than short-term earnings. We do not intend to restrict our selection to any particular industry. If we acquire a newly organized business, we will incur significant risks related to the inability of the business to demonstrate its potential for success. We may pay finders' fees or other compensation to investment bankers or other unaffiliated persons who introduce an acquisition candidate to us.

     We anticipate that we will be limited to one acquisition because of our limited capital. The limitation may not permit us to offset losses from an unsuccessful acquisition.

     We have not used and do not intend to use any consultants or outside business advisors in connection with our proposed acquisition.

     We do not intend to acquire any business from any person who is affiliated with us.

     EVALUATION OF OPPORTUNITIES

     Among the factors we intend to consider in evaluating the potential merits of a business are working capital and financial requirements, history of operations, if any, prospects for the future, the nature of present and anticipated competition, the quality and experience of management, the potential for development, research and development, risk factors, potential for growth and expansion, profitability, if any, and potential profitability and public recognition and acceptance of products, services or trade names. Any business which we acquire will present certain risks, many of which cannot be identified prior to the acquisition We cannot assure you that a favorable evaluation of a business by us will insure our success.

     The historical operations of a business may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches, expand, change product emphasis, and to change or substantially augment management. We may be dependent upon the seller to identify any problems which may exist and to implement changes.

     Prior to deciding to acquire a business, we intend to obtain a written business plan relating to the business. Business plans generally discuss or include products, services, history; management, financial information, projections, patents, trademarks, services marks, facilities and estimated capital requirements.

     We anticipate that the investigation of specific business and the negotiation, drafting and execution of relevant documents will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we are unable or unwilling to acquire a business, the costs incurred by us in the investigation, negotiating and drafting will not be recoverable.

     Our potential success will be dependent, in significant part, upon the judgment of our management which will have the discretion to select an acquisition candidate. We recognize that as a result of our limited financial, managerial and other resources, the number of suitable potential acquisition candidates, if any, that may be available to us will be extremely limited.

     CHANGE OF CONTROL

     We anticipate that at the time, if any, that we make an acquisition, the seller will acquire a majority of our outstanding voting securities, our officers and directors will resign and the seller will select new officers and directors. In that event, our current management will have no control over the conduct of our business or affairs following the acquisition.

     FORM OF ACQUISITION

     Businesses may be acquired in several forms. We anticipate that we will acquire a business by merger, purchase of securities or purchase of assets. In the event that we acquire a business by merger, we intend to do so through a wholly owned subsidiary which we will form for that purpose. In that event, other than the rights of our shareholders pursuant to Rule 419, our shareholders will not be able to vote to approve or disapprove the merger nor will they be entitled to dissenters' rights.

     We anticipate that any securities we issue in connection with an acquisition will be issued in reliance upon exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, we may agree to register the securities either at the time the transaction is consummated, or under certain specified conditions or at specified other times. The issuance of substantial additional securities and their potential sale into any trading market that might develop in for our securities may have a depressive effect upon that market.

     COMPETITION

     We expect to encounter intense competition in our effort to locate a suitable acquisition candidate, primarily from business development companies, other blank check companies, venture capital concerns, investment companies and individuals. The presence of intense competition may prevent us from making a suitable acquisition before we are required to return the funds in the escrow account to our investors. Substantially all of our competitors will have significantly greater experience, resources and managerial capabilities than we do.

     EMPLOYEES

     We have no employees other than our executive officers. To the extent we have sufficient capital, we expect to use consultants, attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees.

     FACILITIES

     Our President has agreed to provide office space to us at no charge for at least one year from the completion of the offering.

     REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940

     If we are required to register as an investment company under the Investment Company Act of 1940, many of our activities would be regulated and we would be subject to extensive governmental regulation and we would not enjoy the flexibility available to companies not required to register. Although we do not believe that we will be required to register as an investment company, the SEC may disagree. Registration as an investment company is expensive and the cost may be in excess of funds available to us.

                                MANAGEMENT

     EXECUTIVE OFFICERS AND DIRECTORS

     The following sets forth certain information with respect to our executive officers and directors. Each director holds such position until the next annual meeting of our shareholders and until his respective successor has been elected and qualifies.

               NAME             AGE    POSITIONS

     Gary Cella                  43    President, Treasurer and Director.

     Jonathan B. Reisman         59    Secretary and Director


     Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock. Officers are elected annually by the Board of Directors. Any of our officers may be removed with or without cause at any time by our Board of Directors.

     Messrs Cella and Reisman, who are our founders, have held their positions with us since our inception.

     Mr. Cella has been a self-employed marketing and sales consultant for more than five years. Mr. Cella's consulting services to his clients have included advice on marketing, advertising, product and market expansion and sources of capital. Mr. Cella has been a Vice President, Secretary, Treasurer and a member of the Board of Directors of Accelerated Globalization, Inc., a development stage company, since November 2000. Accelerated seeks to provide strategic business solutions to small and middle sized companies that are seeking to expand their markets to other portions of the world.

     Mr. Reisman practices law with and has been the President of Reisman & Associates, P.A. for more than five years.

     Both Messrs. Cella and Reisman will only devote a small portion of their time to us. They intend to communicate periodically, primarily by telephone, to discuss our affairs and to review acquisition candidates that have been brought to their attention. They intend to select a target entity based upon information available to them
     and through the use of their business judgment.   Any
     conflicts of interest that arise affecting Messrs. Cella and Reisman and us will be resolved by them in a manner which they deem will be fair. You may not agree with their determination. If you have any doubt about the abilities or integrity of Messrs. Cella and Reisman, you should not purchase any shares.

     EXECUTIVE COMPENSATION

     We have no agreements relating to compensation with either of Messrs. Cella or Reisman, including consulting agreements. The compensation of our executive officers will be determined by our Board of Directors. Each of our executive officers has verbally agreed to defer the payment of any compensation from us as an executive officer until the time, if any, that we either obtain additional capital or acquire a business.

          PROVISIONS OF RULE 419 UNDER THE SECURITIES ACT OF 1933

     We are subject to the requirements of Rule 419 which, as applicable to us, are summarized below:

     ESCROW ACCOUNT


            All shares issued in connection with this offering and the gross proceeds from the offering will be deposited promptly into an escrow account. If we receive paid subscriptions for at least 7,500 shares by December 31, 2001, 10% of the funds deposited in the escrow account will be released to us. Any other securities issued with respect to the shares, including securities issued with respect to stock splits, stock dividends, or similar rights, will also be deposited directly into the account. The deposited proceeds and any interest or dividends will be held for the sole benefit of the purchasers of the shares. The deposited proceeds will be invested as described under "Use of Proceeds." Interest or dividends earned on the funds, if any, will be held in the escrow account until the funds may be released.


            If funds held in the account are released to purchasers of the shares, the purchasers will receive interest or dividends earned, if any, on their funds. If the funds are released to us, we will receive any interest or dividends earned up to the date of release. The purchasers of the shares and any other voting securities held in the escrow account will have the right to vote the shares held in their names, as provided by Florida law. None of the securities held in the escrow account or any interest related to the securities may be transferred or otherwise disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

            If any warrants, convertible securities or other derivative securities relating to securities are held in the escrow account, they may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the account.

            Upon request by the SEC or its staff, we will furnish them with the names and addresses of persons for whom securities are held in the escrow account.

     REQUIRED FILING OF AMENDMENTS TO OUR REGISTRATION STATEMENT

            If, during any period in which offers or sales of the shares are being made, a significant acquisition becomes probable, we will file promptly an amendment to our registration statement with the SEC which will disclose the acquisition.

            When we sign an agreement for the acquisition of a business or assets that will constitute the business (or a line of business) and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, we will file an amendment to our registration statement with the SEC that:

             * discloses information required by the SEC, including our financial statements and the financial statements of the company acquired or to be acquired and pro forma financial information; and
             * discloses the results of ths offering, the terms of the offering and other requisite information.

     REQUIRED TERMS OF THE OFFERING AND SATISFACTION OF
     CONDITIONS

            Within five business days after the effective date of the amendment(s) to our registration statement, we will send by first class mail or other equally prompt means, to each purchaser of our securities held in the escrow account, a copy of the prospectus contained in the amendment and any amendment or supplement to the prospectus. Each purchaser will have no fewer than 20 business days and no more than 45 business days from the effective date of the amendment to notify us in writing that the purchaser elects to remain an investor. If we do not receive the notification by the 45th business day following the effective date of the amendment, we will send the funds and interest or dividends, if any, held in the escrow account for the benefit of non-notifying purchasers to those purchasers within five business days. The acquisition meeting the foregoing criteria will be consummated if a sufficient number of purchasers confirm their investments.

     RELEASE OF FUNDS AND SECURITIES FROM THE ESCROW ACCOUNT

            Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

             * The escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the SEC when we sign an agreement as described above have been met; and
             * consummation of an acquisition(s) meeting the above described requirements.

            If funds and securities are released from the escrow account to us as described above, our prospectus will be supplemented to indicate the amount of funds and securities released and the date of the release.

            We will furnish to our security holders audited financial statements for our first full fiscal year of operations following consummation of an acquisition, together with other required information no later than 90 days after the end of the fiscal year and file the financial statements and additional information with the SEC.

            If a consummated acquisition meeting the criteria described above has not occurred within 18 months after the date of this prospectus, funds held in the escrow account will be returned to the purchasers.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                          MANAGEMENT

     The following table sets forth certain information as of August 2, 2001 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities, and as to our common stock beneficially owned by our directors and officers and directors as a group:

         NAME AND ADDRESS OF BENEFICIAL            AMOUNT OF SHARES            PERCENT OF
                    OWNER (1)                    BENEFICIALLY OWNED (2)         CLASS (2)

     Gary Cella                                        1,500,000                   50%
     5 Ridge Road
     Cos Cob, CT 06807

     Jonathan B. Reisman                               1,500,000                   50%
     5100 Town Center Circle
     Boca Raton, FL 33486

     Officers and directors as a                       3,000,000                  100%
     Group (2 persons)


                           CERTAIN TRANSACTIONS

    In April 2001, we issued 1,500,000 shares of common stock each to Gary Cella and Jonathan B. Reisman for an aggregate of $200. The number of shares reflects a stock split which occurred in August 2001.

                   DESCRIPTION OF COMMON STOCK    Our authorized
    capital stock consists of 150,000,000 shares of common stock, par value $.00001 per share.

    The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of the common stock are not entitled to preemptive rights and the common stock is not subject to conversion or redemption.

    Our directors and executive officers own all of our outstanding common stock. These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws and , subject to the provisions of Rule 419, the approval of significant corporate transactions such as a merger or a sale of our assets. In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

    CONTROL-SHARE ACQUISITIONS

    We may become subject to the control-share acquisition provisions of the Florida Business Corporation Act. Those provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer. The provisions may also discourage bids for our common stock at a premium over the market price.

    TRANSFER AGENT


    We do not intend to appoint a transfer agent for our common stock prior to the time, if any, as funds are released to us from the escrow account.


                 SHARES ELIGIBLE FOR FUTURE SALE    Prior to
    this offering, there has not been any public market for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices, if any, of our common stock and could impair our future ability to raise capital through the sale of equity securities.

    In general, under Rule 144 any person who owns shares that were acquired from us at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

           * 1% of the number of shares of our common stock then outstanding or
           * the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

    Shares may generally be sold by non-affiliates without restriction that were acquired from us at least two years prior to the proposed sale. Any shares purchased by our affiliates in this offering and subsequently publicly sold by those affiliates will not be subject to the one year holding period. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. It is the position of the Division of Corporation Finance of the SEC, however, that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company and that those securities can be resold only through a registered offering. The Division of Corporation Finance has further stated that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of that Rule. Accordingly, we have verbally agreed to register all the shares held by Messrs. Cella and Reisman which are not presently being registered upon their request after funds are released to us from the escrow account. We will bear the cost of the registration.

                           SELLING STOCKHOLDERS

           The following table sets forth information as of the date of this prospectus with respect to the common stock held by each selling stockholder:

Name & Address of              Shares       Number of       Shares of         Percentage of
Selling Stockholder            of           Shares          Common        Outstanding Shares
                               Common      Being Offered     Stock to       of Common Stock to
                            Stock Owned                     be Owned       be Owned After the
                                                            After the        Offering (assuming
                                                            Offering           the sale of all
                                                                              shares being
                                                                             offered by us and
                                                                              the selling
                                                                              stockholders)
Gary Cella                      1,500,000      100,000        1,400,000              46%
5 Ridge Road
Cos Cob, CT 06807

Jonathan B. Reisman             1,500,000      100,000        1,400,000               46%
5100 Town Center Circle
Boca Raton, FL 33486


    Mr. Cella is our President, Treasurer and a Director. Mr. Reisman is our Secretary and a Director and is an affiliate of our legal counsel. Messrs. Cella and Reisman are also our founders. Except for those relationships, neither of them has had any position, office or other material relationship with us or any of our affiliates within the past three years.

                          PLANS OF DISTRIBUTION

    OUR OFFERING


    We are offering 15,000 shares on a best efforts basis. Unless we receive paid subscriptions for at least 7,500 shares by December 31, 2001, no shares will be sold and all proceeds will be returned to subscribers, without interest.


    If we sell at least 7,500 shares by that date, we may extend our offering until the earlier of June 30, 2002 or the time that all 15,000 shares are sold. The minimum purchase is 100 shares. There is no limit on the number of shares that may be purchased by Messrs. Cella or Reisman. Any purchases by them must be with investment intent and made on the same terms and conditions as are purchases made by public investors.

    We are making the offering through our President who will not be compensated for offering the shares. Subject to the limitation described under "Use of Proceeds," we will however, reimburse him for all expenses incurred by him in connection with the offering, which we believe will be approximately $4,000. Because we are offering the shares through our President without the use of a professional securities underwriting firm, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.
    Prior to this offering, there has been no market for our common stock. The public offering price for the shares was determined solely by us and may be substantially higher than the prices that will prevail in the trading market, if one develops. Among the factors we considered in determining the public offering price were the absence of a record of operations, our current financial condition, our future prospects, the inexperience of our management, and the general condition of the equity securities market.

    We initially intend to offer our shares in the state of New
    York although we may expand our offering to other states.

    If a public market develops for our common stock, trading in the common stock will be subject to the requirements of applicable rules under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving the common stock. Those rules require the delivery, prior to any transaction in the common stock, of a disclosure schedule explaining the penny stock market and associated risks, and impose various sales practice requirements on broker-dealers who sell the common stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit its liquidity.

    THE SELLING STOCKHOLDERS' OFFERING

    Shares may be sold from time to time directly by the selling stockholders at $2.00 per share. Alternatively, the selling stockholders may, from time to time, offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders for whom they may act as agent. The selling stockholders and any underwriters, dealers or agents that participate in the distribution of common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling stockholders may sell the shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution. We will not receive any proceeds from shares sold by the selling stockholders. The selling stockholders intend to begin their offering shortly after funds are released to us from the escrow account. Prior to that time, 200,000 of their shares will be held in the escrow account. The selling stockholders intend to end their offering within six months after it begins.

                            LEGAL PROCEEDINGS

    There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject or, to our knowledge, any proceedings contemplated by governmental authorities.

                         INDEMNIFICATION

    We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation Act. The Act permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which he actually and reasonably incurred. The indemnification provisions of the Florida Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

    Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              LEGAL MATTERS

    The validity of the shares of common stock offered by this prospectus have been passed upon for us by Reisman & Associates, P.A. to the extent set forth in that firm's opinion filed as an exhibit to the registration statement. Jonathan B. Reisman is the President and sole stockholder of that firm. Mr. Reisman, who owns 50% of our outstanding shares, is also our co-founder and is our Secretary and a Director.

                             EXPERTS

    Our financial statements as of April 30, 2001 and for the period from April 18, 2001 to April 30, 2001 have been included in this prospectus in reliance upon the report of William A. Meyler, independent certified public accountant, appearing elsewhere in this prospectus, and upon his authority as an expert in accounting and auditing.

                      ADDITIONAL INFORMATION

    We have electronically filed a registration statement on Form SB-2 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

    Upon the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports and other information with the SEC.

    We do not intend to furnish our stockholders with annual reports containing audited financial statements.

                                     REPORT OF INDEPENDENT AUDITOR

    Board of Directors
    New England Acquisitions, Inc.

    I have audited the accompanying inception balance sheet of New England Acquisitions, Inc. (a Florida corporation in the development stage) as of April 30, 2001 and the related statement of stockholder's equity for the period April 18, 2001 (inception) to April 30, 2001. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based upon my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, the financial statements, referred to above, present fairly in all material respects the financial position of New England Acquisitions, Inc. for the period April 18, 2001 (inception) to April 30, 2001 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the company will continue as a going concern.
    As discussed in Note B of notes to the financial statements, the company is newly incorporated and to date has had no operating activities. Management's plans, in regard to subsequent operating activities, are also described in Note B.






                                /s/ William A. Meyler

    Middletown, NJ
    May 10, 2001

                      NEW ENGLAND ACQUISITIONS, INC.
                     (A Development Stage Enterprise)

                              BALANCE SHEETS


                                                     April 30, 2001       August 31, 2001
                                                        (Restated)           (Unaudited)

    ASSETS

    CURRENT ASSETS

     Cash                                                     $200          $200
                                                              ----          ----
         Total Current Assets                                  200           200

    OTHER ASSETS

      Deferred Registration Costs                                -        $4,485
                                                              ----        ------
                                                              $200        $4,685
                                                              ====        ======
   LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES

      Due to principal stockholder                               -        $4,485
                                                              ----        ------
         Total Current Liabilities                                        $4,485

    STOCKHOLDERS' EQUITY

      Common stock, authorized
      150,000,000 shares; $.00001
      par value; issued and
      outstanding 3,000,000
      shares at April 30, 2001
      and August 31, 2001                                     $200           200
                                                              ----          ----

                                                              $200        $4,685
                                                              ====        ======


          See accompanying notes to financial statements

                     NEW ENGLAND ACQUISITIONS, INC.
                     (A Development Stage Enterprise)

                     STATEMENT OF STOCKHOLDERS'EQUITY
            PERIOD APRIL 18, 2001 (DATE OF INCEPTION) TO APRIL 30,
                        2001 AND AUGUST 31, 2001


                                                     Common Stock

                                         Number          Amount           Total

 Common Stock Transactions

      Sale of shares of common stock
      to organizing shareholders at
      $.00001 per share                 3,000,000          $200           $200
                                        =========          ====           ====


              See accompanying notes to financial statements

                 NEW ENGLAND ACQUISITIONS, INC.
                 (A Development Stage Enterprise)

                  NOTES TO FINANCIAL STATEMENTS
               APRIL 30, 2001 AND AUGUST 31, 2001


    NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             ORGANIZATION

             New England Acquisitions, Inc. (the company), a development stage enterprise, was organized under the laws of Florida on April 18, 2001. The company's sole purpose for organizing is to engage in a merger or acquisition with an unidentifiable company or other entities or persons.

             USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    NOTE B GOING CONCERN

             The company was incorporated on April 18, 2001 and to date has had no operating activities and no significant capital contributions. The company is planning to file a registration statement with the Securities and Exchange Commission on Form SB-2. Should the offering which will be described in the registration statement be successful, the company will actively seek one or more companies to acquire. The outcome of the offering or any acquisition cannot now be predicted.


    NOTE C CAPITAL STOCK

             On August 6, 2001, the Board of Directors and stockholders approved the filing of an amendment to the Company's Articles of Incorporation to (1) increase the Company's authorized capital stock from 75,000,000 shares to 150,000,000 shares, (2)
             effect a 15 to 1 stock split and (3) change the par value to $.00001. The financial statements as of April 30, 2001 have accordingly been restated to give effect to the increased authorized common stock, the 15 to 1 stock split and change in par value.

    NOTE D DEFERRED REGISTRATION COSTS (Unaudited)

             The Company estimates that the costs associated with the Registration Statement on Form SB-2 will approximate $14,200. These expenditures as they arise, are being paid by the principal stockholders of the Company who will be reimbursed from future stock sales when the registration becomes effective. As of August 31, 2001, actual invoices received and paid were $4,485.

    NOTE E INTERIM FINANCIAL STATEMENTS (Unaudited)

             The financial statements as of August 31, 2001 are unaudited. However, in the opinion of management, all necessary and recurring adjustments have been recorded in accordance with generally accepted accounting principles.

            NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
    INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEW ENGLAND ACQUISITIONS, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEW ENGLAND ACQUISITIONS, INC. SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                   -----------------------

                      TABLE OF CONTENTS

    PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . 3
    RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . 4

    FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . 6

    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . 7
    DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . 8
    DILUTION . . . . . . . . . . . . . . . . . . . . . . . . 8
    MANAGEMENT'S PLAN OF OPERATION . . . . . . . . . . . . . 9
    PROPOSED BUSINESS. . . . . . . . . . . . . . . . . . . . 9
    MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . .12
    PROVISIONS OF RULE 419 UNDER THE SECURITIES ACT OF 1933.13 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
           MANAGEMENT. . . . . . . . . . . . . . . . . . . .15
    CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . .15
    DESCRIPTION OF COMMON STOCK. . . . . . . . . . . . . . .15
    SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . .16
    SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . .17
    PLANS OF DISTRIBUTION. . . . . . . . . . . . . . . . . .17
    LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . .18
    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . .18

    LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . .19


    EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . .19

    ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . .19
    REPORT OF INDEPENDENT AUDITOR. . . . . . . . . . . . . .20



    UNTIL DECEMBER 27, 2001, ALL DEALERS THAT EFFECT
    TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT
    PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
    DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE
    DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING
    AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
    ALLOTMENTS OR SUBSCRIPTIONS.

                    NEW ENGLAND ACQUISITIONS, INC.

                             COMMON STOCK
                       ------------------------

                              PROSPECTUS
                       ------------------------

                            , 2001

                               PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 24.       OTHER EXPENSES OF ISSUANCE AND
    DISTRIBUTION.

    The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.

           SEC registration fee                           $108
           Printing and engraving                         $500
           Legal fees and expenses                     $10,000
           Accounting and auditing fees and expenses    $2,000
           Blue sky fees and expenses                     $500
           Transfer agent fees                            $500
           Escrow fee                                     $350
           Miscellaneous                                  $242


    Total...........................................   $14,200

    ITEM 25.       INDEMNIFICATION OF DIRECTORS AND
    OFFICERS.

    The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business Corporation Act. That Act permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify him against the expenses which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under a our bylaws, by agreement, vote, or otherwise.

    ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

           (a)     In April 2001, the Registrant issued
                   1,500,000 shares of common stock, as
                   adjusted for a subsequent stock split,
                   each to Gary Cella and Jonathan B.
                   Reisman for an aggregate of $200.
           (b)     There were no principal underwriters.
           (c)     The aggregate consideration for the
                   securities referred to in subparagraph
                   was $200.
           (d) The Registrant claimed exemption from the registration provisions of the Securities Act of 1933 with respect to the securities pursuant to Section 4(2) thereof inasmuch as no public offering was involved.

    ITEM 27.  EXHIBITS.

            3.01(a)       Articles of Incorporation.*
            3.01 (b)      Form of Articles of Amendment to
                          Articles of Incorporation.**
            3.03          Bylaws.*
            4.01          Form of Specimen Stock Certificate
                          for the Registrant's Common Stock. **
            5.01          Opinion of Reisman & Associates,
                          P.A. regarding legality of
                          securities being registered. ***
           10.01          Escrow Agreement of August 3, 2001
                          between the Registrant and Patriot
                          National Bank.**
           23.01          Consent of Reisman & Associates,
                          P.A. (included in Exhibit 5.01).***
           23.02          Consent of William A. Meyler.****
    __________________________________
    *      Filed as part of registration statement on Form
           SB-2.
    ** Filed as part of Amendment No. 1 to registration statement on Form SB-2.
    *** Filed as part of Amendment No. 2 to registration statement on Form SB-2

    ****   Filed herewith.


    ITEM 28.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:
           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:
                   (i) include any prospectus required by
                   Section 10(a)(3) of the Securities Act;
                   (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and
                   (iii) include any additional or changed
                   material information on the plan of
                   distribution.
           (2) For determining liability under the
           Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering
           (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES


    In accordance with the requirements of the Securities
    Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cos Cob, State of Connecticut, on the 16th day of October, 2001.


                             NEW ENGLAND ACQUISITIONS, INC.

                             /s/Gary Cella

                             By: Gary Cella, President

                                  .
    In accordance with the requirements of the Securities
    Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signatures                      Title                                    Date


    /s/Gary Cella            Chief Executive Officer, Principal    October 16, 2001
    Gary Cella               Financial Officer and Director



    /s/Jonathan B. Reisman   Director                              October 16, 2001
    Jonathan B. Reisman



EXHIBIT 23.02

                    CONSENT OF INDEPENDENT AUDITOR

    I consent to the reference to me under the caption
    "Experts" and to the use of my report dated May 10, 2001 in the Registration Statement on Form SB 2 and related prospectus of New England Acquisitions, Inc.


    /s/ William Meyler
    Middletown, NJ
    October 17, 2001